Exhibit 10.17

LEASE AGREEMENT

BY AND BETWEEN

BANK OF AMERICA, N.A., AS TRUSTEE

FOR THE BANK OF AMERICA PENSION PLAN (AS LANDLORD)

AND

EXECUTIVE REVENUE CYCLE PARTNERS, LLC

d/b/a ENSEMBLE HEALTH PARTNERS (AS TENANT)

TABLE CONTENTS

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31.	LEASING COMMISSION	19
32.	USA PATRIOT ACT AND ANTI-TERRORISM LAWS	19
33.	MISCELLANEOUS	20
34.	SEVERABILITY	22
35.	REVIEW OF DOCUMENTS	22
36.	SPECIAL STIPULATIONS	23

EXHIBIT “A”	LEGAL DESCRIPTION OF BUILDING SITE
EXHIBIT “B”	PREMISES
EXHIBIT “C”	TENANT IMPROVEMENTS
EXHIBIT “C-1”	SPACE PLAN LAYOUT
EXHIBIT “D”	RULES AND REGULATIONS
EXHIBIT “E”	SPECIAL PROVISIONS

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LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of the 24th day of March, 2016, by and between

BANK. OF AMERICA, N.A., AS TRUSTEE

FOR THE BANK OF AMERICA PENSION PLAN,

hereinafter called “Landlord”; and

EXECUTIVE REVENUE CYCLE PARTNERS, LLC,

a Delaware limited liability company

d/b/a ENSEMBLE HEALTH PARTNERS

hereinafter called “Tenant”:

W I T N E S  S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. DESCRIPTION OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain office space (the “Premises”) containing approximately 30,870 rentable square feet known as Suite 200, located in that certain building commonly known as the Alexander Building (the “Building”), with an address of 13620 Reese Boulevard, Huntersville, North Carolina 28078, on a tract of land as more particularly described on Exhibit “A” attached hereto, which building is within that development commonly known as The Park – Huntersville (the “Park”), together with such parking rights as set forth on Exhibit “E” attached hereto and the nonexclusive right to use all driveways, sidewalks and other common facilities furnished by Landlord from time to time in the Building. The Premises are shown shaded on the building plan attached hereto as Exhibit “B”. In connection with Tenant’s nonexclusive use of any parking areas made available by Landlord to serve all tenants of the Building, Tenant shall be entitled to use 154 parking spaces within such parking areas, as further described in Exhibit “E”.

2. TERM.

Unless otherwise adjusted as herein below provided, the term of this Lease shall commence on June 1, 2016 (the “Commencement Date”) and shall end at midnight on the date (the “Expiration Date”) which is the last day of the sixty-fifth (65th) full calendar month from the Commencement Date (as same may be adjusted as herein below provided). Thus, unless the Commencement Date falls on the first day of a calendar month, the term will also include the initial partial calendar month in which the Commencement Date occurs. As used herein, the term “Lease Year” shall mean with respect to Lease Year 1, the period beginning on the Commencement Date (as same may be adjusted as herein provided) and ending on the last day of the twelfth (12th) full calendar month thereafter (inclusive of any partial calendar month in which the Commencement Date occurs if the Commencement Date is a date other than the first day of a calendar month).

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Lease Year 2 shall be the twelve (12) consecutive month period commencing on the first day of the calendar month immediately following the end of the Lease Year 1. Lease Year 3 and each successive Lease Year (as may be applicable) shall be the twelve (12) consecutive month period commencing on the applicable anniversary of the commencement of Lease Year 2.

3. RENTAL.

During the full term of this Lease, Tenant shall pay to Landlord, without notice, demand, reduction (except as may be applicable pursuant to the paragraph entitled “Damage or Destruction of Premises” or the paragraph entitled “Eminent Domain” of this Lease), setoff or any defense, in accordance with the payment instructions set forth in Paragraph 3(1) below, a total rental (the “Annual Rental”) consisting of the sum total of the following:

(a) Minimum Rental.

Effective as of the Commencement Date, Tenant shall pay to Landlord an annual Minimum Rental (the “Minimum Rental”) in the amounts set forth below, such amounts being payable in equal monthly installments as set forth below, each in advance on or before the first day of each month:

Time Period	Monthly	Annually
June 1, 2016 - May 31, 2017	$50,163.75	$601,965.00
June 1, 2017 - May 31, 2018	$51,543.25	$618,519.00
June 1, 2018 - May 31, 2019	$52,960.69	$635,528.28
June 1, 2019 - May 31, 2020	$54,417.11	$653,005.32
June 1, 2020 - May 31, 2021	$55,913.58	$670,962.96
June 1, 2021 - October 31, 2021	$57,451.20	$689,414.40

If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Commencement Date. If the Commencement Date shall be adjusted pursuant to Paragraph 4 below, the time periods covered by the rental payments as set forth above shall likewise be adjusted to reflect the revised Commencement Date.

(b) Rent Abatement. [Intentionally deleted]

(c) Operating Expenses.

(i) Definitions. As used in this Paragraph 3(c), the following terms shall have the following meanings:

(A) Annual Payment. Tenant’s proportionate share of the increase, if any, in the Operating Expenses (as herein below defined) paid or incurred respecting the Building during any applicable calendar year over the Operating Expenses respecting the Building for calendar year 2016 (the “Operating Expense Base Amount”), reduced by the amount, if any, paid by Tenant as the Monthly Estimate during the applicable calendar year (such calculations to be annualized respecting any partial calendar year). As used herein, Tenant’s “proportionate share” shall be 25.22% of said increase.

(B) Monthly Estimate. Tenant’s proportionate share of the amount determined by Landlord and payable by Tenant as the estimated increase in Operating Expenses for the ensuing calendar year over the Operating Expense Base Amount, which amount is payable in twelve (12) equal monthly installments.

(C) Operating Expenses. All costs and expenses paid or incurred by Landlord [or the applicable agent of Landlord (“Agent”)] each calendar year in the management, operation, repair and maintenance of the Premises, the Building and the land described on Exhibit “A” (hereinafter collectively referred to as the “Project”), including without limitation:

(1) All wages, salaries and compensation (including fringe benefits) paid or incurred for employees of Agent performing any services in connection with the Project;

(2) The costs of all materials, supplies, equipment and tools (whether purchased or leased) utilized with respect to the Project;

(3) The costs of all services rendered by third parties with respect to the Project; and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of the Lease;

(4) Utility costs and services paid or incurred with respect to the Project, including, without limitation, costs for electricity, gas, water, telephone, sewage, refuse or garbage collection and fire protection for the Project;

(5) All insurance premiums and policy deductibles paid with respect to the Project, including, without limitation, fire and extended coverage insurance, rent loss and public liability insurance coverage;

(6) Management fees and expenses for the Project;

(7) Taxes, as hereinafter defined;

(8) Accounting, legal and advertising costs relating to the Project;

(9) Common area maintenance charges and ground rents, if any, levied or assessed against or payable with respect to the Project; and

(10) Costs of all capital improvements to the Project which are either required under any governmental law or regulation which was not applicable to the Project at the time the Building was constructed or which will reduce Operating Expenses; provided that the costs of any such capital improvements shall be amortized over a reasonable period (as determined in accordance with generally accepted accounting principles) with interest thereon at the prime rate of Bank of America, N.A. in effect at the time such capital improvements were made.

Operating Expenses shall not include: (i) depreciation or amortization (except as otherwise provided above), (ii) debt service or interest (paid or accrued) (except as provided above), (iii) leasing commissions or brokerage fees, (iv) repairs to the Building and any demised premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord or which would have been reimbursed by insurance as would normally be carried by a reasonably prudent operator, (v) renovating space for new tenants or renovating space vacated by any tenant, (vi) Landlord’s cost of utilities charged to tenants and Landlord’s payroll, material and contract cost of other services charged to tenants, (vii) costs incurred by Landlord for Tenant’s alterations, (viii) any cost of painting and decorating the premises of other tenants, (ix) salaries or fringe benefits for employees of Agent above the rank of onsite building manager, and (x) the cost of capital improvements (except as described above). Operating Expenses for any partial calendar year of the Term shall be prorated by Landlord. If, in determining the Operating Expenses in any calendar year, less than ninety-five percent (95%) of the Building is fully occupied during such calendar year, then Landlord may adjust the Operating Expenses for such calendar year to reflect what the Operating Expenses would have been had the Building been ninety-five percent (95%) occupied at all times during such calendar year and Tenant’s “proportionate share” of the cost of such Operating Expenses shall be based on such adjusted total cost.

(D) Taxes. All real estate taxes, drainage assessments (whether for drainage, sewage or public improvements), taxes on rent or the occupancy or use of the Project and similar governmental impositions, whether general or special, levied, assessed, charged or imposed by federal, state, county or local governmental authorities against the Project or any portion thereof or the rents therefrom (excluding, however, any income, franchise or similar tax imposed directly on Landlord or the income derived by Landlord from the Project unless the same are levied or assessed in lieu of any of the foregoing), together with all costs incurred by Landlord in contesting the same. If, in determining tire Taxes in any calendar year, the Building is not fully assessed as a completed and fully occupied structure, then Landlord may adjust the Taxes for such calendar year to reflect what the Taxes would have been had the Building been fully assessed as a completed, fully occupied structure and Tenant’s “proportionate share” shall be based on such adjusted amount.

(ii) Monthly Estimate and Annual Amount. In addition to the payment of Minimum Rental (and, if applicable, Additional Rental), Tenant shall also pay throughout the term of this Lease, including any applicable extensions and renewals, the Monthly Estimate and the Annual Payment, which amounts shall be payable as follows:

(A) During the final month of each calendar year, or as soon as commercially reasonable thereafter, Landlord shall provide Tenant with written notice of Landlord’s estimate of Operating Expenses for the ensuing calendar year and the amount to be paid by Tenant as the Monthly Estimate. In the event such estimate indicates that Operating Expenses for the ensuing calendar year shall exceed the Operating Expense Base Amount, then Tenant shall pay to Landlord the Monthly Estimate, in advance, on the first day of each month during the ensuing calendar year; provided, however, that if such estimate is not given on or prior to the commencement of the ensuing calendar year, then (1) Tenant shall continue paying the Monthly Estimate paid during the prior calendar year until such time as Landlord provides Tenant with such notice for the then current calendar year and (2) at such time as Tenant is given the Monthly Estimate for the then current calendar year, Tenant shall pay any unpaid portion of the new Monthly Estimate payments which has accrued from the commencement of the then current calendar year through the date such notice is given, or, if the new Monthly Estimate is less than the amount of the continued Monthly Estimate payments that Tenant has been paying, Landlord will credit any such overpayment against the subsequent Monthly Estimate payments due from Tenant until such credit is consumed;

(B) Within ninety (90) days after the end of each calendar year, or as soon as commercially reasonable thereafter, Landlord shall deliver to Tenant a statement setting forth (1) the amount of Operating Expenses paid or incurred in the immediately preceding calendar year in excess of the Operating Expense Base Amount, (2) the amount paid by Tenant as the Monthly Estimate during the immediately preceding calendar year and (3) the amount, if any, owed by Tenant as the Annual Payment. If the statement indicates that any balance of the Annual Payment is due from Tenant, then Tenant shall pay such amount in foil within thirty (30) days after such statement is given to Tenant. If the statement indicates that the amount paid by Tenant during the preceding calendar year as the Monthly Estimate is in excess of Tenant’s share of increases in Operating Expenses for the then applicable calendar year, then the excess shall be applied as a credit to the Monthly Estimate due from Tenant for the then current calendar year and/or the Annual Payment due from Tenant in any future calendar year, until such credit is fully consumed, or, if occurring during the final year of the term of this Lease, refunded to Tenant within thirty (30) days following the date Landlord delivers such statement.

Notwithstanding anything provided herein to the contrary, in no event shall the amount of Annual Rental payable by Tenant in any calendar year, annualized for any partial calendar year, be less than the Minimum Rental.

(iii) Review of Books. Tenant may review Landlord’s books pertaining to the determination of the Monthly Estimate and the Annual Payment during regular business hours in Landlord’s or Agent’s office on or before ninety (90) days after Landlord delivers its statement of amounts due from Tenant; provided, however, that all reasonable expenses incurred by Landlord or Agent in connection with such review shall be paid by Tenant and such review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay the Monthly Estimate or Annual Payment.

(iv) Continuing Obligation. If for any reason the Expiration Date of this Lease shall be on a day other than the final day of a calendar year, then the Monthly Estimate shall continue to be paid by Tenant through the Expiration Date and upon determination of the actual Operating Expenses for the calendar year in which the Expiration Date occurs, Tenant shall pay to Landlord the Annual Payment or Landlord shall refund any excess amounts paid to Tenant as the Monthly Estimate, as the case may be.

(d) Late Payment.

If any installment of Minimum Rental, Additional Rental, Monthly Estimate or Annual Payment (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to one percent (1%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the due date thereof until paid, at the lesser of sixteen percent (16%) per annum or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

(e) Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) levied on the rental, leasing or letting of the Premises, whether local, state or federal, is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same or, at Landlord’s election, Tenant shall pay any and all applicable tax to Landlord along with each installment of Minimum Rental and Landlord shall pay the taxing authority.

(f) Payment Instructions.

All rental and other payments required of Tenant hereunder shall be made payable to Bank of America, N.A., as Trustee, and mailed or hand delivered to Spectrum Properties, 13801 Reese Boulevard West, Suite 300, Huntersville, North Carolina 28078.

4. DELIVERY OF POSSESSION.

Landlord will deliver the Premises to Tenant on or before June 1, 2016, with Landlord’s work substantially completed as described in Exhibit “C”, in accordance with the space plan layout (the “Plans”) attached hereto as Exhibit “C-l” and incorporated herein by this reference (subject to revisions as mutually agreed to in writing by Landlord and Tenant), as evidenced, if requested by Tenant, by the certification of Landlord’s architect or other designated engineering representative. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant on or before such date as above specified, Landlord shall not be in default hereunder, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event, except to the extent that any such delay(s) has been caused by Tenant or any of its agent(s), employee(s), contractor(s) or subcontractor(s) (“Tenant Delay”, more than one, “Tenant Delays”), the Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Premises to Tenant. Tenant Delays shall include, without limitation, any change in the initially approved scope of work required by Tenant and selection by Tenant of any item included in the Plans, including, without limitation, partitioning, finishes, carpet or wall covering selection, and lighting or security system specifications, the ordering, production, shipping, availability, delivery or installation of which causes, creates or results in any delay in the performance of Landlord’s work or a delay in the delivery of possession of the Premises to Tenant. In the event of any Tenant Delays, any adjustment to the Commencement Date shall reflect, on a day-for-day basis, the total number of days of all such Tenant Delays such that the adjusted Commencement Date shall be the date that is the total number of Tenant Delay days prior to the date Landlord does in fact deliver possession of the Premises to Tenant. Notwithstanding the foregoing, in the event that Landlord has not delivered the Premises to Tenant on or before June 15, 2016, as above provided, Landlord will provide Tenant with temporary space of not less than 5,000 square feet either in the Building or in another building owned by Landlord in the Park (the “Temporary Space”) until such time that Landlord is able to so deliver the Premises. Tenant will accept such Temporary Space in its then current “as is” condition and shall be solely responsible for any and all costs related to the installation of its desired furniture, fixtures, cabling and equipment in said Temporary Space, as well as all costs related to the removal of same and the minor restoration of the Temporary Space to the condition same was in when received by Tenant. Other than rental, Tenant’s occupancy of the Temporary Space shall be governed by the applicable provisions of this Lease. Further, during the entire period beginning with Landlord’s delivery of the Temporary Space until the date Tenant surrenders the Temporary Space as below provided, Tenant shall pay to Landlord rent on a per diem basis (within 10 days following Tenant’s receipt of Landlord’s invoice therefor) at the annual rate of $19.50 per rentable square foot of said Temporary Space. Tenant shall surrender the Temporary Space with its property removed and such space restored as above provided within seven (7) days following the date Landlord so delivers the Premises.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Tenant shall make no structural changes respecting the Premises or the Building and shall make no changes of any kind respecting the Premises or the Building that are visible from the exterior of the Premises. Any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including, without limitation, all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the paragraph entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election, and, at Landlord’s sole election, shall remain upon the Premises at the expiration or earlier termination of this Lease.

6. USE OF PREMISES.

(a) Tenant shall use the Premises for general office space purposes only and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations, or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises or Tenant. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

(b) Without limiting the generality of (a) above, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi—governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition as on the date of the completion of the tenant improvements in the Premises, ordinary wear and tear and acts of God alone excepted. Landlord acknowledges that the initial Tenant Improvements installed do not have to be removed by Tenant upon the expiration of earlier termination of this Lease, including without limitation any applicable extra restrooms and/or generator.

(d) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this numbered Paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

7. TAXES.

(a) Tenant shall pay prior to delinquency any taxes, documentary stamps or assessments of any nature imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable.

(b) Landlord, subject to reimbursement as a part of Operating Expenses, shall pay all ad valorem property taxes which are now or hereafter assessed upon the Building and the Premises, except as otherwise expressly provided in this Lease.

8. FIRE AND EXTENDED COVERAGE INSURANCE.

Landlord shall maintain and pay for fire insurance, with extended coverage, covering the Building, equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous on account of fire and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or its agent(s), contractors), employee(s), invitee(s), licensee(s), servant(s), subcontractor(s) or subtenant(s) the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

9. UTILITIES AND SERVICES.

In accordance with all applicable laws, regulations and ordinances, Landlord, at its expense, subject to operating expense reimbursement by Tenant for the services, shall provide the Premises with adequate heating and air conditioning (between 68°F and 78°F, inclusive, from October 1 to April 30, and between 74°F and 78°F, inclusive, from May 1 to September 30, unless mandated otherwise by law) Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m. (exclusive of holidays observed in Charlotte, North Carolina). Any after hours requirements for heating or air conditioning shall be scheduled through Landlord’s Building manager and shall be charged to Tenant at the rate of Thirty and no/100 Dollars ($30.00) per hour per rooftop unit involved, and payable by Tenant within ten days following Tenant’s receipt of the applicable invoice (anticipated to be given monthly). So long as the Premises are kept in reasonable order by Tenant, Landlord shall provide the Premises with reasonable janitorial and general cleaning services from Monday through Friday provided further, however, that Landlord shall not be obligated to provide such services on holidays observed as national holidays in Charlotte, North Carolina. Landlord shall, at its expense, subject to operating expense reimbursement by Tenant for the services, furnish the Premises with electricity for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, personal computers, copying machines, and the like which use 110 volt electrical power and 20 AMP circuits. Tenant shall not use any electrical equipment which in Landlord’s opinion will overload the Building’s electrical circuits or interfere with the reasonable use thereof by other tenants, nor shall Tenant install or use heat generating machines or equipment which affect the temperature otherwise maintained by the heating and air conditioning system. Tenant shall not, without Landlord’s prior written consent in each instance (which consent shall not be unreasonably withheld), connect any additional items (such as electrical heaters or mainframe computer systems) to the Building’s electrical distribution system or make any alteration or addition to such system. In the event that Landlord shall consent to such alterations or additions, all labor, material and equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon demand by Landlord. If Tenant shall install any equipment that (i) uses electrical power requiring other than 110 volt service, or (ii) in any way increases demands for electrical power or water (or gas, if applicable) usually furnished for use in Premises of like size in the Building, Tenant shall pay Landlord upon demand the cost of any such excess. Landlord shall furnish elevator service to all floors of the Building at all times. At Landlord’s option, all elevators may be self-service. Landlord shall furnish a reasonable amount of hot and cold running water to lavatories and toilets in or appurtenant to the Premises and shall keep all plumbing in working order. Landlord shall maintain and keep up all elevators, rest rooms and corridors of the Building. Landlord shall have the right to interrupt temporarily the furnishing of any or all of the utilities and services hereinbefore provided for at and for any and all such reasonable time or times as Landlord shall deem necessary for repairs, alterations or improvements. Landlord shall have no liability or responsibility to Tenant for loss or damage in the event the furnishing of any of the utilities and services hereinbefore provided for is temporarily interrupted for repairs, alterations or improvements or by reason of causes beyond Landlord’s reasonable control including, without limitation, accidents, strikes, lockouts, or orders or regulations of any federal, state or municipal authority.

10. PROPERTY OF TENANT.

All property placed on the Premises by, at the direction of or with the consent of the Tenant, its employees, agents, licensees or invitees, shall be at the risk of the Tenant or the owner thereof and Landlord shall not be liable for any loss of or damage to said property resulting from any cause whatsoever.

11. TRADE FIXTURES AND EQUIPMENT.

So long as Tenant is not in default under this Lease, any trade fixtures installed in the Premises at Tenant’s expense shall remain Tenant’s personal property and Tenant shall have the right at any time during the term of this Lease to remove such trade fixtures. Upon removal of any trade fixtures, Tenant shall immediately restore the Premises to substantially the same condition as they were when received by Tenant, ordinary wear and tear and acts of God alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of this Lease shall become, at Landlord’s sole election, either (i) the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any dock levelers; (d) any carpeting or other permanent floor coverings; (e) any paneling or other wall coverings; (f) plumbing fixtures and equipment; or (g) permanent shelving.

12. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises is damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage to be repaired or restored without unreasonable delay and the Annual Rental shall not be abated. If by reason of such casualty the Premises is rendered untenantable in Tenant’s business, either in whole or in part, Landlord shall cause the damage to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the term of this Lease. Provided, however, if by reason of such casualty, the Premises is rendered untenantable in some material portion, and the amount of time required to repair the damage using due diligence is in excess of one hundred twenty (120) days, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date of casualty, and the Annual Rental shall abate as of the date of such casualty in proportion to the portion of the Premises rendered untenantable. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of their replacement value or if the Premises are rendered untenantable for the conduct of Tenant’s business operations during the last Lease Year of the initial term or any extended term, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date of the casualty and rent shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

13. GOVERNMENTAL ORDERS.

Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one (1) year’s rent, then the party who is obligated to comply with such requirements is permitted to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by the party giving such notice, unless the party receiving such notice of termination, before termination becomes effective, shall pay to the party giving notice all costs of compliance in excess of one (1) year’s rent, or secure payment of said sum in a manner satisfactory to the party giving notice.

14. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty of any type whatsoever in, on or about the Premises, the Building or The Park — Huntersville (f/k/a Huntersville Business Park) if such casualty or damage is covered under the terms of any policy of insurance required to be carried hereunder or otherwise actually carried by the party suffering such injury to property. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

15. SIGNS AND ADVERTISING.

(a) Landlord will install the following tenant identification signs for Tenant in accordance with Building standards: (i) on the Building monument sign; (ii) in the Building directory; (iii) at the entrances to all suites leased by Tenant; and (iv) one (1) primary logo/identification sign on the Building exterior consistent with the Park standards and subject to compliance with all applicable governmental ordinances and regulations. With respect to such primary logo/identification sign on the Building exterior, Landlord will share with Tenant acceptable location(s) for such sign prior to its installation.

(b) In order to provide architectural control for the Building, Tenant shall install no other exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises. Landlord shall have the right to remove any such sign or other decoration and restore fully the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

16. INDEMNIFICATION AND LIABILITY INSURANCE.

(a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees and court costs, including appeals) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servants), subcontractor(s) or subtenant(s), except if caused by any act or omission on the part of Landlord. In connection with Tenant’s indemnification obligations hereunder, Landlord will (1) notify Tenant with reasonable promptness following the date that Landlord obtains actual knowledge of any such claim(s), (2) coordinate in good faith with Tenant regarding the reasonable management of any applicable litigation and (subject to Landlord’s reasonable approval) the settlement of any such claim(s), and (3) cooperate reasonably with Tenant in connection with the resolution of any such claim(s), including without limitation by making available its employees and agents, as reasonably necessary. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or property. Landlord acknowledges and agrees that it will not be reasonable for Landlord to fail promptly to approve Tenant’s proposed settlement of any claim if there is no finding or admission that Landlord has violated any law or the rights of any person or entity.

(b) Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned by any act(s) or omission(s) of Landlord, its agent(s) or employee(s), except if caused by any act(s) or omission(s) on the part of Tenant, its agent(s), contractor(s), employee(s), invitee(s), licensee(s), servants), subcontractors) or subtenants). Notwithstanding anything to the contrary, Landlord may not settle any claim without the consent of Tenant unless there is no finding or admission that Tenant has violated any law or the rights of any person or entity. Provided, however, except in the event of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for any damage caused or occasioned by or from water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors, or otherwise in, upon or about the Premises or the Building, and in no event shall Landlord be liable for any damage arising from acts or omissions of co-tenants or other occupants of the Building.

(c) At all times during the term of this Lease, Tenant, at its own expense, shall keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than $2,000,000.00 coverage and with such company(ies) licensed to do business in the State of North Carolina and naming Landlord as an additional insured. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

17. LANDLORD’S RIGHT OF ENTRY.

Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. Further, during the last six (6) months of the initial or of any extended term, Landlord and those persons authorized by it shall have the right at reasonable times and upon reasonable notice to show the Premises to prospective tenants.

18. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord.

19. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default,” any one an “Event of Default”), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) Tenant’s failure to pay when due any rental or other sum of money payable hereunder and such failure is not cured within ten (10) business days after written notice thereof has been given;

(ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party, within thirty (30) days after written notice thereof Has been given, does not commence such act or acts as shall, be necessary to remedy the default and shall not thereafter complete such act or acts within a reasonable time;

(iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(iv) Tenant vacates, abandons or fails to operate in the Premises or any substantial portion thereof or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or (provided that in every instance Landlord acts only in accordance with the applicable procedures under North Carolina law) to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of any such reentry by Landlord or an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages as follows: (i) any unpaid rent which has been earned at the time of such termination plus accrued interest thereon at the rate of sixteen percent (16%) per annum; plus (ii) the net present value, using a discount rate of eight percent (8%), of the unpaid rent for the balance of the Lease Term less any rental loss that Tenant proves could have been reasonably avoided; plus (iii) any amounts reasonably expended by Landlord to restore the Premises to the condition the Premises were in as of the Commencement Date of this Lease; plus (iv) the reasonable costs incurred by Landlord in connection with any such re-letting (e.g., upfitting costs, brokerage fees, etc.). In determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law.

20. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) as Landlord may reasonably request evidencing subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Provided, however, in each case the holder of the mortgage or deed of trust shall agree that this Lease shall not be divested by foreclosure or other default proceedings thereunder so long as Tenant shall not be in default under the terms of this Lease beyond any applicable cure period set forth herein.

Tenant shall continue its obligations under this Lease in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments required to give effect to the provisions of this paragraph.

21. ASSIGNING AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant makes any assignment, sublease, mortgage, pledge or encumbrance with Landlord’s written consent, Tenant shall still remain primarily liable for the performance of all of the terms and provisions of this Lease and one-half (1/2) of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder also shall be paid to Landlord as further rental under this Lease. Landlord’s consent to one assignment or sublease shall not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Notwithstanding anything in this Lease to the contrary, Tenant further agrees that it will not be unreasonable for Landlord to withhold its consent regarding any assignment(s) of all or any portion(s) of this Lease or regarding any subletting of all or any portion of the Premises (i) to an existing tenant of the Building or of any other building owned by Landlord within the Park, or any subtenant or assignee of such existing tenant unless the Landlord cannot accommodate such tenant’s growth either within the Building or within any other building owned by Landlord within the Park; or (ii) if the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written proposal within the immediately preceding four (4) months period regarding a lease of space in the Building or in any other building owned by Landlord within the Park. Further, in no event shall Tenant publicly advertise the rate for which Tenant is willing to sublet the space. In addition, all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior approval in writing by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisements shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises, or on the glass or any window or door of the Premises, or in the interior of the Premises if it is visible from the exterior.

Notwithstanding anything to the contrary contained herein, however, in the event this Lease is terminated following such assignment for any reason other than a voluntary termination consented to by Landlord, then, in such event, at Landlord’s request, Tenant hereby agrees to enter into a new lease with Landlord relative to the Premises for the then-remaining term of this Lease upon the terms and conditions set forth herein.

22. TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any portion of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released and discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations hereunder. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any portion of such interests) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

23. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as Tenant does not default in the performance of any of the terms hereof.

24. ESTOPPEL CERTIFICATES.

Within ten (10) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation, that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

25. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any portion of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees and costs) incurred by Landlord involving such lien, together with interest on the total expenses and costs at the maximum lawful rate.

26. MEMORANDUM OF LEASE.

If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant’s expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

27. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

28. REMEDIES CUMULATIVE — NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default. No right or remedy under this Lease shall be waived unless the waiver is in writing and signed by the party claimed to have made the waiver, and such waiver shall not be interpreted as a continuing waiver. If Landlord shall at any time accept any rent or other sums after the same shall become due and payable, including partial payments, such acceptance shall not waive any then-existing default or breach of this Lease by Tenant, and shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

29. HOLDING OVER.

If Tenant remains in possession of the Premises or any portion thereof after the expiration of the term of this Lease, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred twenty-five percent (125%) of the monthly installments of Annual Rental payable during the final year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

30. NOTICES.

Wherever in this Lease it shall be required or permitted that any notice, request, report, communication or demand be given, served or transmitted by either party to this Lease to or on the other, such notice or demand shall be in writing and shall be personally delivered or forwarded by registered or certified mail, return receipt requested (with proper postage prepaid), or by nationally recognized overnight courier service providing written confirmation of delivery, to the addresses of the parties as follows:

AS TO LANDLORD:		Bank of America, N.A., as Trustee for The Bank of America Pension Plan 13801 Reese Boulevard, Suite 300 Huntersville, NC 28078

	Attention:	Addison B. Causey Jr. Senior Vice President
	Telephone:	(704) 766-5212
	Facsimile:	(704) 875-0102

With a Copy to:		Bank of America, N.A., as Trustee for The Bank of America Pension Plan 13801 Reese Boulevard, Suite 300 Huntersville, NC 28078

	Attention:	Susan W. Melton Senior Vice President
	Telephone:	(704) 766-5213
	Facsimile:	(704) 875-0102

With a Copy to:		Peter McLean III, Esq. K&L Gates LLP 214 North Tryon Street, 47th Floor Hearst Tower Charlotte, NC 28202
	Telephone:	(704) 331-7421
	Facsimile:	(704) 353-3121

AS TO TENANT:		Executive Revenue Cycle Partners, LLC, d/b/a, Ensemble Health Partners 7589 Cordoba Circle Naples, FL 34109

Telephone:
Facsimile:
	Attention:	Judson Ivy

Notice shall be deemed to have been given or served (i) on the delivery date if delivered by hand, (ii) on the third business day after the date of deposit in the United States Postal Service, (iii) the next business day after the date of deposit with an overnight courier service, or (iv) on the date such delivery is refused or marked “undeliverable.” Either party may change its address by providing written notice as specified herein; provided, however, all addresses provided must be the actual street address of a residence or business establishment. The foregoing method of service shall be exclusive, and Tenant and Landlord waive, to the fullest extent permitted under law, the right to any other method of service required by any statute or law now or hereafter in force. Whenever multiple notices are sent or multiple methods of transmitting any notice are utilized, any time period that commences upon the giving or deemed giving of such notice shall commence upon the earliest date such delivery is effectuated, and such time shall not be extended by operation of law or otherwise because of any later delivery of the same notice.

31. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Spectrum Properties Management Company (the “Broker”) and Jones Lang LaSalle (“Co-Broker”). Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker and Co-Broker. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same and Broker shall be responsible for payment of any applicable commission to Co-Broker, pursuant to a separate agreement between Broker and Co-Broker.

32. USA PATRIOT ACT AND ANTI-TERRORISM LAWS.

Tenant represents and warrants to and covenants with Landlord that neither Tenant nor any of its respective owners or affiliates currently is, or at any time during the Term hereof, shall be:

(a) in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); or

(b) a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise is prohibited from engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/tl lsdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

At any time and from time-to-time during the term of this Lease, Tenant, within ten (10) days after receipt of a written request therefor, shall deliver to Landlord a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Paragraph 32.

33. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit “D”. Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such Rules and Regulations including, without limitation, rules governing parking of vehicles in designated portions of the Building.

(b) Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Limitation of Landlord’s Liability.

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered and/or any applicable cash flow from rentals and other sums received by Landlord related to the Building; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord, shall have any personal liability for any deficiency. It is understood and agreed that in no event Tenant or any person claiming by or through Tenant shall have the right to levy execution against any property of Landlord other than its interest in the Building or the applicable cash flow therefrom as hereinbefore expressly provided. Should any action be instituted in connection with such default by Landlord, the provisions of Paragraph 33(k) below shall apply.

(d) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises is located.

(e) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by a Vice President of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by a Vice President of Landlord.

(f) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they in no way shall be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Security Deposit.

Tenant shall pay to Landlord upon signing this Lease One Hundred Fifty Thousand Four Hundred Ninety-One and 25/100 Dollars ($150,491.25) (the “Deposit”) as security for Tenant’s performance of all obligations hereunder. The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit.

Provided Tenant has not been delinquent in the payment of Minimum Rental (or any other payment due) in excess of ten (10) days beyond the applicable due date for such payment, Landlord will refund Tenant $50,163.75 of the Deposit (the “Initial Deposit Refund”) upon the commencement of the twenty-fifth (25th) month of the term. If, during the twelve month period immediately preceding the date of such proposed refund Tenant shall have been delinquent in its payment of any sum(s) due hereunder in excess of such ten (10) day period, then the date upon which the proposed refund will be made shall be adjusted to be the date which is twelve (12) months following the date the most recent delinquent payment has been made.

Following the refund of the Initial Deposit Refund, and provided again that Tenant has not been delinquent in the payment of Minimum Rental (or any other payment due) in excess of ten (10) days beyond the applicable due date for such payment, an additional $50,163.75 of the Deposit (the “Second Deposit Refund”) will be refunded to Tenant upon the commencement of the twelfth (12th) month following the date that the Initial Deposit Refund is made. Again, if, during the twelve month period immediately preceding the date of the proposed Second Deposit Refund Tenant shall have been delinquent in its payment of any sum(s) due hereunder in excess of such ten (10) day period, then the date upon which the proposed Second Deposit Refund will be made shall be adjusted to be the date which is twelve (12) months following the date such delinquent payment has been made.

In the event of a default by Tenant, Landlord may, at its option, apply all or any portion of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Upon the termination of this Lease, provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Deposit subject to final adjustments for payment of any rental or other matters required by this Lease, If the Premises is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner’s express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

(h) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(i) Right to Relocate. [Intentionally deleted J

(j) Confidentiality.

Tenant shall keep the content and all copies of the Lease, all related documents and amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, with respect to any party other than Tenant’s financial or legal advisors to the extent that they need such information to advise Tenant (and Tenant shall obligate any such other parties to whom disclosure is permitted to honor the confidentiality provisions hereof, except as may be required by Law or court proceedings).

(k) Attorney’s Fees. The non-prevailing party shall pay all costs, expenses and reasonable attorney’s fees and court costs, including appeals, that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise.

34. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

35. REVIEW OF DOCUMENTS.

If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument (other than an amendment to this Lease) that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, reasonably incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such documents) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

36. SPECIAL STIPULATIONS.

(Special stipulations shall control if in conflict with any of the foregoing provisions of this Lease.) See Exhibit “E” attached hereto and made a part hereof by this reference.

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IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

“LANDLORD” BANK OF AMERICA, N.A., AS TRUSTEE FOR THE BANK OF AMERICA PENSION PLAN

By:	/s/ Addison B. Causey, Jr.
Name: Addison B. Causey, Jr. Its: Senior Vice President

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“TENANT” EXECUTIVE REVENUE CYCLE PARTNERS, LLC, a Delaware limited liability company d/b/a ENSEMBLE HEAL TH PARTNERS,

By:	/s/ Judson Ivy
Name: Judson Ivy Its: Managing Partner